SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant  [X]

Filed by a party other than the Registrant  [ ]

Check the appropriate box:

[X]      Preliminary Proxy Statement

[ ]      Confidential, for use of the Commission only
         (as permitted by Rule 14a-6(e)(2))

[ ]      Definitive Proxy Statement

[ ]      Definitive Additional Materials

[ ]      Soliciting Material Pursuant toss.240.14a-11(c) orss.240.14a-12

                                   Q-MED, INC.
                (Name of Registrant as Specified in its Charter)

                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required

[ ]      Fee computed on table below per Exchange  Act Rules  14a-6(i)(4)  and
         0-11.

         1. Title of each class of securities to which transaction applies:

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         2.       Aggregate number of securities to which transaction applies:

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         3.       Per unit price or other underlying value of transaction
                  computed pursuant to Exchange Act Rule 0-11:

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         4.       Proposed maximum aggregate value of transaction:

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         Check box if any part of the fee is offset as provided by Exchange Rule
0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1.       Amount Previously Paid:

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         2.       Form, Schedule or Registration Statement No.:

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         4.       Date Filed:

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                                   Q-MED, INC.
                              100 Metro Park South
                        Laurence Harbor, New Jersey 08878
                            ------------------------

                            NOTICE OF ANNUAL MEETING
                            ------------------------

                                                                  April __, 2002

         NOTICE IS HEREBY given that the Annual Meeting of the stockholders of Q-Med, Inc. (the "Company"), will be held at the Sheraton at Woodbridge Place, Iselin, New Jersey 08830, on May 22, 2002 at 10:00 A.M., for the following purposes:

         1.       To elect eight Directors.

         2. To amend the Company's certificate of incorporation to remove the hyphen from the Company's legal name.

         3. To ratify an amendment of the Company's 1999 Equity Incentive Plan (the "Plan") to increase the number of shares reserved for issuance under the Plan from 1,000,000 to 2,000,000.

         4. To ratify the selection of the Company's independent certified public accountants for the current fiscal year.

         5. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

         The Board of Directors has fixed the close of business on April 8, 2002 as the record date for the determination of stockholders who are entitled to notice of, and to vote at the 2002 Annual Meeting of stockholders. Only stockholders of record as of the close of business on April 8, 2002 will be entitled to notice of and to vote at the annual meeting.

         Please sign, date and mail the enclosed proxy promptly in the enclosed postage-paid envelope so that your shares will be represented at the meeting.

         THE COMPANY URGES THAT AS MANY STOCKHOLDERS AS POSSIBLE BE REPRESENTED AT THE MEETING. WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, YOU ARE URGED TO READ THE ATTACHED PROXY STATEMENT AND THEN FILL IN, DATE, SIGN AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE. IF YOU ARE PRESENT IN PERSON AT THE MEETING, YOU MAY VOTE IN PERSON REGARDLESS OF HAVING SENT IN YOUR PROXY. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING AND YOUR PROMPTNESS WILL ASSIST US IN PREPARATIONS FOR THE MEETING.

                                            By Order of the Board of Directors
                                            Herbert H. Sommer, Secretary

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                       THIS PAGE INTENTIONALLY LEFT BLANK





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                                   Q-MED, INC.
                              100 Metro Park South
                        Laurence Harbor, New Jersey 08878

                            ------------------------
                                 PROXY STATEMENT
                            -------------------------



                                                                 April ___, 2002


         This proxy statement sets forth certain information with respect to the accompanying proxy proposed to be used at the 2002 Annual Meeting of stockholders (the "Meeting") of Q-Med, Inc. (the "Company") or at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting. The proxy statement and enclosed form of proxy are first being mailed to stockholders on or about April 22, 2002. The Board of Directors of the Company solicits this proxy and urges you to sign the proxy, fill in the date and return same immediately.

         Shares of the Company's common stock, $.001 par value (the "Common Stock"), represented by valid proxies in the enclosed form, executed and received in time for the meeting, will be voted as directed, or if no direction is indicated, will be voted for the election as directors of the nominees described herein and in favor of proposal Nos. 2, 3 and 4. Proxies are being solicited by mail, and, in addition, officers and regular employees of the Company may solicit proxies by telephone or personal interview. As is customary, the expense of solicitation will be borne by the Company. The Company will also reimburse brokers for the expenses of forwarding proxy solicitation material to beneficial owners of shares held of record by such brokers. Your prompt cooperation is necessary in order to insure a quorum and to avoid expense and delay.

         PROXIES ARE REVOCABLE AT ANY TIME PRIOR TO BEING VOTED EITHER BY WRITTEN NOTICE DELIVERED TO THE SECRETARY OF THE COMPANY OR BY VOTING AT THE MEETING IN PERSON.

         The mailing address of the principal executive offices of the Company is 100 Metro Park South, 3rd Floor, Laurence Harbor, NJ 08878. The annual report of the Company for the fiscal year ended November 30, 2001 ("Fiscal 2001") including consolidated financial statements, supplementary financial information and management's discussion and analysis of financial condition and results of operations, accompanies this proxy statement.

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FREQUENTLY ASKED QUESTIONS CONCERNING THIS PROXY STATEMENT

Q:       Why am I receiving these materials?

A: The Board of Directors is providing these proxy materials for you in connection with the Company's Annual Meeting of stockholders which will take place on May 31, 2000. You are invited to attend the meeting and are requested to vote on the proposals described in this proxy statement.

Q:       What information is contained in these materials?

A: The information included in this proxy statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of directors and our most highly paid officers, and certain other required information. Our 2001 Annual Report is also enclosed.

Q:       What proposals will be voted on at the meeting?

A:       There are four proposals scheduled to be voted on at the meeting:

         o        Election of directors: Michael W. Cox, Bruce F. Wesson, Jane
                  A. Murray, David Feldman, Richard I. Levin, Robert A. Burns,
                  A. Bruce Campbell and Herbert H. Sommer;
         o To amend the Company's certificate of incorporation to remove the hyphen from the Company's legal name;
         o To ratify an amendment of the Company's 1999 Equity Incentive Plan (the "Plan") to increase the number of shares reserved for issuance under the Plan from 1,000,000 to 2,000,000; and
         o Ratification of Amper, Politziner & Mattia as the Company's independent auditors.

Q:       What are the voting recommendations of the Board of Directors?

A: A majority of the members of the Board of Directors recommend that you vote your shares "FOR" each of the nominees to the Board of Directors and the Board of Directors unanimously recommends that you vote your shares "FOR" all of the proposals.

Q:       Who is entitled to vote?

A: Stockholders as of the close of business on April 8, 2002 (the "Record Date") are entitled to vote at the Annual Meeting.

Q: What is the difference between holding shares as a stockholder of record and as a beneficial owner?

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A:       Most Q-Med stockholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

         Stockholder of Record

         If your shares are registered directly in your name with Q-Med's Transfer Agent, American Stock Transfer & Trust Company, you are considered, with respect to those shares, the stockholder of record and these proxy materials are being sent directly to you by Q-Med. As the stockholder of record, you have the right to grant your voting proxy directly to Q-Med or to vote in person at the meeting. Q-Med has enclosed a proxy card for you to use.

         Beneficial Owner

         If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name and these proxy materials are being forwarded to you by your broker or nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker on how to vote and are also invited to attend the meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the meeting. Your broker or nominee has enclosed a voting instruction card for you to use.

Q:       What class of shares are entitled to be voted?

A: Each share of Common Stock outstanding as of the close of business on the Record Date, is entitled to one vote on each proposal at the Annual Meeting. As of March 12, 2002, there were 14,415,985 shares of Common Stock issued and outstanding.

Q:       What does it mean if I receive more than one proxy card?

A: It means that you hold shares registered in more than one account. Sign and return all proxies to ensure that all your shares are voted.

Q:       How do I vote?

A: Sign and date each proxy card you receive (many stockholders receive multiple proxies) and return it in the postage prepaid envelope. If you return your signed proxy but fail to indicate your voting preferences, the Company will vote on your behalf "FOR" the election of the eight director nominees as directors, the amendment of the Company's certificate of incorporation, to ratify the amendment of the Plan, and the ratification of the selection of the independent auditors. You have the right to revoke your proxy at any time before the meeting by (1)

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         notifying the Company's Secretary, or (2) returning a later-dated proxy. You may also revoke your proxy by voting in person at the meeting.

         Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy as described below so that your vote will be counted if you later decide not to attend the meeting.

         The holders of all classes of shares of the Company will vote together, as a single class, on all matters properly brought forth at the Annual Meeting. Stockholders do not have the right to cumulate their votes in the election of directors of the Company.

         With respect to the election of directors, you may (1) vote for all of the director nominees as a group, (2) withhold your vote for all of the director nominees as a group, or (3) vote for all director nominees as a group except those nominees you identify. If you sign, date and mail your proxy card without indicating how you want to vote, your vote will be counted as a vote in favor of the director nominees.

         With respect to the other proposals, you may (1) vote for the proposal,
         (2) withhold your vote for a proposal, or (3) abstain. If you sign, date and mail your proxy card without indicating how you want to vote, your vote will be counted as a vote in favor of each of such proposals.

         If you sign, date, and mail your proxy card in time to be cast at the Annual Meeting indicating how you want to vote, it will be voted in accordance with your instructions. The persons named as proxy holders in the proxies are officers of the Company. We encourage you to vote and to vote promptly. Voting promptly may save the Company the expense of a second mailing.

         We encourage you to complete, sign, date, and return the enclosed proxy card before the date of the Annual Meeting to make sure that a quorum is present at the Annual Meeting. If a quorum is not present at the Annual Meeting, the designated proxy holder in the applicable proxy card will vote the returned proxy cards to adjourn the Annual Meeting to a time and place to be announced.

Q:       What constitutes a quorum?

A: The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of the issued and outstanding shares, present or represented by proxy, of the Company as of the Record Date.

Q:       How do I sign the proxy?

A: Sign your name exactly as it appears on the proxy. If you are signing in a representative capacity (for example, as an attorney, executor, administrator, guardian, trustee, or the officer or agent of a company), you should indicate your name and title or capacity. If the stock is held in custody for a minor (for example, under the Uniform

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

         Transfers to Minors Act), the custodian should sign, not the minor. If the stock is held in joint ownership, each owner must sign.

Q:       Who will count the votes?

A: American Stock Transfer & Trust Company, Transfer Agent for the Company, will tabulate the votes and persons that are members of the Company's accounting staff will act as the inspectors of election.

Q:       How many votes are needed for approval of each proposal?

A: There are differing vote requirements for the various proposals. Directors will be elected by a plurality of the votes cast at the Annual Meeting. On this basis, the seven nominees receiving the most votes will be elected directors. Abstentions, broker non-votes (as described below), and instructions on the accompanying proxy to withhold authority to vote for one or more of the nominees will result in those nominees receiving fewer votes. However, such action will not reduce the number of votes otherwise received by the nominees. The proposal to remove the hyphen from the Company's name will require the affirmative vote of the holders of two-thirds of the shares of Common Stock outstanding on the record date. The proposals to amend the Company's Equity Incentive Plan and ratify the selection of the auditors will be approved if the votes cast for the proposal exceed those cast against the proposal. Abstentions and broker non-votes will not be counted either for or against the proposal.

         Shares that are voted "FOR", "AGAINST" or "ABSTAIN" with respect to any proposal brought at the Annual Meeting are treated as being present at the Annual Meeting for purposes of establishing a quorum. With regard to the election of directors, votes that are withheld for any nominee will be excluded entirely from the vote and will have no effect. Abstentions may be specified on all proposals other than the election of directors and will have the same effect as voting against a proposal. Common Stock of the Company represented by proxies which contain one or more broker "non-votes" are counted as present for purposes of determining whether a quorum is present for the Annual Meeting but are not considered to have voted for a proposal. Accordingly, a broker non-vote will not affect the outcome of the voting on a proposal. A "non-vote" occurs when a broker or other nominee holding shares of the Company for a beneficial owner votes on one proposal but does not vote on another proposal because such broker or other nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

Q:       Who can attend the Annual Meeting?

A: All stockholders as of the Record Date can attend. If your shares are held in the name of a broker or other nominee, please bring proof of share ownership, such as a broker's statement, to the Annual Meeting to receive admittance.

Q:       What percentage of stock do the directors and officers own?

A: Together, our directors and officers own approximately 37% of the Common Stock as of March 12, 2002. (See page 17 for details.)

Q:       Who are the largest principal stockholders?

A:       Galen Partners III, L.P. (20%) and Michael W. Cox (11%).

Q: When are stockholder proposals and nominations for the Board of Directors for the 2003 annual meeting due?

A: Proposals of stockholders of the Company that are intended to be presented by such stockholders at the Company's 2003 annual meeting, and nominations of candidates for election to the Board of Directors at the 2003 annual meeting, must be submitted in writing by December 28, 2002 to the Corporate Secretary. Such proposals and nominations must be in compliance with applicable laws and regulations, as well as the Company's currently enacted Certificate of Incorporation and by-laws, in order to be considered for inclusion in the proxy statement and form of proxy for that meeting.

         Copies of by-laws provisions: You may contact Q-Med's Corporate Secretary at our headquarters for a copy of the relevant by-law provisions regarding the requirements for making stockholder proposals and nominating director candidates.

Q:       Where can I find the voting results of the meeting?

A. We will announce preliminary voting results at the meeting and publish final results in our quarterly report on Form 10-Q for the 2nd quarter of fiscal year 2002.

Q:       Who will bear the cost of soliciting votes for the meeting?

A: The Company will bear all expenses for soliciting the proxies. Proxies may be solicited by mail, telephone, or electronic mail by the Company and its management and employees but they will not receive any additional compensation for these services. The Company will request brokers, nominees and other fiduciaries and custodians who hold shares of stock of the Company in their names to provide a copy of this Proxy Statement and any accompanying materials to the beneficial owners of such shares. The Company will reimburse such persons, if requested, for their reasonable fees and expenses incurred in completing the mailing of such material to the beneficial owners.

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                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTORS

         The Company's by-laws provide that the Board of Directors be comprised of three to fifteen directors. The Board of Directors have, pursuant to the by-laws, fixed the number of directors to serve until the next annual meeting of stockholders at nine. Therefore, nine directors are to be elected until the next annual meeting or until their successors have been elected and qualified. Proxies are solicited in favor of the nominees named below, all of whom are now serving as directors. In the event one or more of the nominees is unable to serve as a director, it is intended that the proxies will be voted for the election of such other person, if any, as shall be designated by the Board of Directors. The Company is unaware of any information which would indicate that any of the nominees will be unable to serve and is not presently considering any additional persons to serve on the board.

                                     Director
Name                         Age      Since            Present Title
----                         ---      -----            -------------
Michael W. Cox               60        1983            Chief Executive Officer,
                                                       President and Treasurer

Jane A. Murray               39        2001            Chief Operating Officer,
                                                       Executive Vice President
                                                       and Director

Bruce F. Wesson              59        2001            Chairman of the Board

David Feldman                61        1999            Director

Richard I. Levin, M.D.       53        1983            Director

Robert A. Burns              76        1983            Director

A. Bruce Campbell, Ph.D.,
 M.D., F.A.C.D.              53        1999            Director

Herbert H. Sommer            44        1996            Secretary and Director

         Directors are elected to serve until the next Annual Meeting of shareholders and until their successors have been elected and qualified. The Company's officers are appointed by the Board of Directors and hold office at the will of the board.

         Mr. Cox, a founder of the Company, has served as its President and Treasurer since February, 1983 and served as Chairman of the Board from 1983 to 1996.

         Ms. Murray was appointed Chief Operating Officer, Executive Vice President and a Director of the Company in December 2001. Ms. Murray has served the Company and its various subsidiaries for 16 years, including Executive Vice President - Operations of the Company's Interactive Heart Management Corp. subsidiary for the past two years.

         Mr. Wesson joined the Company's Board of Directors as Chairman in April 2002. He serves as a General Partner of Galen Partners since 1991 and had served as a Managing Director in the Corporate Finance Division at Smith Barney, where he worked for over 23 years. During his tenure at Smith Barney, he was Chairman of the Valuation and Opinion Committee for Corporate Finance, in which capacity he was ultimately responsible for all of valuation and opinions given by Smith Barney. He currently serves on the boards of Crompton Corporation, Halsey Drug Co., Inc. and several of Galen's privately held portfolio companies. He is a Trustee of Colgate University and served as President of Colgate's Alumni Corporation Board of Directors from 1997-1999. He currently serves on the board of the Overlook Hospital Foundation.

         Mr. Feldman was appointed Chairman of the Board in March 1999. In 2001, he indicated his other commitments prevented him from continuing to serve as Chairman and his willingness to serve as a director. Mr. Feldman is director of a number of mutual funds in the Dreyfus Group and of Heitman Financial LTD., a real estate investment firm. He is former Chairman and CEO of AT&T Investment Management Company, the management subsidiary of the telecommunications giant's pension funds. At the time of his retirement in 1997, Mr. Feldman had responsibility for the management of $70 billion in assets. He was the first Chairman of the New York Stock Exchange Pension Managers Advisory Committee as well as former Chairman of the Financial Executives Institute's Committee on Investment of Employee Benefits Assets. He continues to serve as an ex-officio member of the latter two organizations.

         Dr. Levin, a founder of the Company, has been Vice President, Medical Director and Secretary of the Company since February, 1983. In December 2001, Dr. Levin resigned as Vice President and Medical Director and assumed the role of Chairman of the Medical/Clinical Development Committee, Medical Spokesman and Contributing Lecturer, non-executive positions, in light of his commitments to the New York University School of Medicine. Dr. Levin is a Professor of Medicine at New York University School of Medicine and has served in several administrative capacities a the school since 1997, having most recently been appointed Vice Dean for Faculty and Academic Affairs in 2000. Dr. Levin also serves as director of the New York University School of Medicine Laboratory for Cardiovascular Research and is the President of the American Heart Association, New York City affiliate. He is certified as a Diplomat from the National Board of Medical Examiners, American Board of Internal Medicine and in the sub-specialty of Cardiovascular Diseases (American Board of Internal Medicine and Cardiology). Dr. Levin also is a Fellow of the American College of Physicians, Fellow of the American College of Cardiology, and a member of the American Federation for Clinical Research, among other professional affiliations.

         Mr. Burns, a founder of the Company, has served as a director and consultant to the Company since February, 1983. Since 1981, Mr. Burns has been the sole shareholder and President of Stuart Allen, Inc., a corporation, engaged in marketing, consulting and contract administration. From 1980 to 1981,

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Mr. Burns was the President of High Stoy Technological Corporation, a company that manufactured and sold medical ultrasound equipment and whose assets were sold to Squibb Corporation. From 1972 to 1979, Mr. Burns was President and Chief Operating Officer of MetPath, Inc., which operates a national clinical reference laboratory and which has since been acquired by Corning Glass Works, Inc.

         Dr. Campbell was appointed a Director in February 1999. He served as President of Monsanto Health Solutions from 1997 to 1998, Senior Vice President of Aetna US Healthcare, Inc., the nation's largest health insurer from 1996 to 1997 and Chief Medical Officer of Aetna Health Plans from 1994 to 1996. He was also Vice President, Medical Programs, for Scripps Health and is currently President and CEO of Camber Companies, LLC, a privately funded multi-disciplinary musculoskeletal ambulatory treatment center business.

         Mr. Sommer was appointed a Director and Secretary of the Company in June 1996. Mr. Sommer, whose firm, Sommer & Schneider LLP, serves as the Company's outside general counsel, has engaged in the private practice of law for the past 19 years and is licensed to do so in the State of New York. Mr. Sommer's distinctions include serving as the founding Chairman of the Securities Law Committee of the Nassau County Bar Association from 1989 to 1991.

         On April 4, 2001, the Company agreed to nominate or appoint one designee of Galen Partners III, L.P., as a director so long as Gen Partners III, L.P.and two other affiliated investment funds own an aggregate of 2,000,000 of the Company's shares.

         For information concerning meetings, committees and compensation paid to the above nominees during Fiscal 2001, see "Information Concerning the Board of Directors and Committees."

Executive Officers

         The following people also serve as executive officers of the Company:

         Teri Kraf, R.N., M.H.A.      Senior Vice President, Health Management
                                      Services

         John W. Siegel               Senior Vice President, Sales and Field
                                      Services

         Debra A. Fenton, CPA         Controller and Assistant Secretary

         Ms. Kraf (51) has been with the Company since 1984. Ms. Kraf is responsible for the overall physician implementation of the ohms|cad system nationwide. At present, Ms. Kraf's implementation team consists of a group of nurse professionals with diverse backgrounds in cardiology and managed care. Prior to joining the Company, Ms. Kraf was the Director Emergency Services and Director of the Emergency Care Institute of Bellevue Hospital, managing a staff in excess of 200 health professionals. Ms. Kraf is married to Mr. Cox.

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         Mr. Siegel (46) Senior Vice President, Sales and Field Services, has
been with the Company since 1987. Mr. Siegel's background includes extensive experience in the healthcare, disease management and medical capital equipment industries. During Mr. Siegel's tenure at the Company, he has held a variety of management positions including sales, management, business development and field implementation services. In Mr. Siegel's current position, he is in charge of all aspects of account management, including prospecting, contract negotiations, implementation and field management. In past positions, he was responsible for managing over 50 sales people selling medical diagnostic equipment. He has over 16 years experience in successfully interacting with generalist and specialist physicians and healthcare companies. Mr. Siegel received a bachelor's degree in Business Management from Florida Atlantic University. Mr. Siegel is married to Ms. Murray.

         Ms. Fenton (37) CPA, has been with the Company since 1988. Ms. Fenton's area of financial expertise includes financial planning and SEC reporting; employee benefit programs and various types of business insurance. Ms. Fenton is a licensed Certified Public Accountant and a member of the NJSCPA and the AICPA.

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                                 PROPOSAL NO. 2
                             TO AMEND THE COMPANY'S
                          CERTIFICATE OF INCORPORATION

         The Board of Directors adopted a resolution declaring it advisable to amend the Company's Certificate of Incorporation to change the Company name from "Q-MED, INC." to "QMED, INC."

         The Company has made a thorough review of its various trademarks and products in light of its evolving business model. It became apparent that the hyphen in the Company's name had fallen into disuse and that the image projected by utilizing the name "QMed, Inc." (a variation which may be used if the Company's name is capitalized in its Certificate of Incorporation) was a better fit to the Company's image as a leading disease management company.

         The Company has also taken steps to change the trading symbol for its Common Stock from "QEKG," which it has used continuously since 1983 to "QMED." At the time of it's initial public offering, the symbol QMED was not available. The company that had used the symbol QMED, Quest Medical, Inc. has ceased operations and the Company has reserved the symbol in accordance with the rules of the Nasdaq Small Cap Market. The symbol change coincides with the Company's efforts to expand its disease management systems into disease states outside of its core, technology for managing coronary artery disease.

Stockholder Vote Required

         The affirmative vote of the holders of two-thirds of the outstanding shares of Common Stock is required for the adoption of the amendment.

         The Board of Directors recommends a vote FOR the adoption of the amendment.

                                 PROPOSAL NO. 3
                   AMENDMENT TO THE 1999 EQUITY INCENTIVE PLAN


General

         The Board of Directors proposed that the stockholders ratify an amendment (the "Plan Amendment") to the Company's 1999 Equity Incentive Plan (the "Plan") in order to increase the number of shares of the Company's Common Stock issuable under the Plan from 1,000,000 to 2,000,000. The Board of Directors believes the proposed Plan Amendment will aid the Company in attracting, retaining and motivating key employees and certain consultants by assuring the continuing availability of stock incentives in appropriate circumstances. The closing price of shares of Common Stock as reported by the Nasdaq Small Cap Market was $12.60 on March 12, 2002.

Summary of Existing Plan

         The 1999 Equity Incentive Plan (the "Plan") authorizes the granting of varying forms of stock incentive awards ("Awards") to qualified officers, employees, directors, key employees and third parties providing valuable services to the Company, e.g., independent contractors, consultants and advisors to the Company. The Plan may be administered by a committee appointed by the Board and consisting of two or more members, each of whom must be Non-Employee Directors. A Non-Employee Director is defined as a director who is not employed by the Company or its subsidiaries, does not receive compensation from the Company or its subsidiaries other than as a director, except for compensation in an amount less than $50,000, and is generally disinterested. The Plan is currently administered by the Executive Evaluation and Compensation Committee of the Board, who determine the number of shares to be covered by an Award, the term and exercise price, if any, of the Award and other terms and provisions of Awards. All employees, officers and directors of, and consultants to, the company are eligible to participate in the Plan. The Committee determines which persons shall be granted options and other Awards, the extent of such grants and, consistent with the Plan, the terms and conditions thereof. At March 12, 2002, approximately 100 employees of the Company and two directors of the Company who are not also employees of the Company were eligible to receive Awards.

         The following is a general description of certain features of the Incentive Plan :

         o Eligibility. Officers, other key employees and consultants of the Company, its subsidiaries and its affiliates who are responsible for the management, growth and profitability of the business of the Company, its subsidiaries and its affiliates are eligible to be granted stock options, stock appreciation rights, and restricted or deferred stock awards under the Plan. Directors are eligible to receive Director Stock Options.

         o Administration. The Incentive Plan is administered by the Stock Option Committee of the Company. The Stock Option Committee has full power to select, from among the persons eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to any participants and to determine the specific terms of each grant, subject to the provisions of the Incentive Plan.

         o Stock Options. The Plan permits the granting of non-transferable stock options that are intended to qualify as incentive stock options ("ISO's") under section 422 of the Internal Revenue Code of 1986 and stock options that do not so qualify ("Non-Qualified Stock Options"). The option exercise price for each share covered by an option shall be determined by the Stock Option Committee but shall not be less than 100% of the fair market value of a share on the date of grant. The term of each option will be fixed by the Stock Option Committee, but may not exceed 10 years from the date of the grant in the case of an ISO or 10 years and two days from the date of the grant in the case of a Non-Qualified Stock Option.

         o Stock Appreciation Rights. Non-transferable stock appreciation rights ("SAR's") may be granted in conjunction with options, entitling the holder upon exercise to receive an amount in any combination of cash or unrestricted common stock of the Company (as determined by the Stock Option Committee), not greater in value than the increase since the date of grant in the value of the shares covered by such right. Each SAR will terminate upon the termination of the related option.

         o Restricted Stock. Restricted shares of the common stock may be awarded by the Stock Option Committee subject to such conditions and restrictions as they may determine, which may include the attainment of performance goals. The Stock Option Committee shall also determine whether a recipient of restricted shares will pay a purchase price per share or will receive such restricted shares without, any payment in cash or property.

         o Deferred Stock. Deferred stock awards may also be made under the Plan. These are non-transferable awards entitling the recipient to receive common stock of the Company without any payment in cash or property in one or more installments at a future date or dates, as determined by the Stock Option Committee. Receipt of deferred stock may be conditioned on such matters as the Stock Option Committee shall determine, including continued employment or attainment of performance goals.

         o Loan Provisions. The Incentive Plan authorizes the Company, with the consent of the Stock Option Committee, to make or arrange for loans to employees in connection with the exercise of options or the payment of any purchase price for restricted stock granted under the Plan or the payment of Federal and State income taxes resulting from the granting or exercising of options or other awards under the Plan. The Stock Option Committee has full authority to decide whether to make such loans and to determine the term and provisions of any such loans including interest charged and repayment terms.

         o Transfer Restrictions. Grants under the Plan are not transferable except, in the event of death, by will or by the laws of descent and distribution.

         o Termination of Benefits. In certain circumstances such as death, disability, and termination without cause, beneficiaries in the Plan may exercise Options, SAR's and receive the benefits of restricted stock grants following their termination or their employment or tenure as a Director as the case may be.

         o Change of Control. The Plan provides that (a) in the event of a "Change of Control" (as defined in the Plan), unless otherwise determined by the Stock Option Committee prior to such Change of Control, or (b) to the extent expressly provided by the Stock Option Committee at or after the time of grant, in the event of a "Potential Change of Control" (as defined in the Plan), (i) all stock options and related SAR's (to the extent outstanding for at least six months) will become immediately exercisable: (ii) the restrictions and deferral limitations applicable to outstanding restricted stock awards and deferred stock awards will lapse and the shares in question will be fully vested: and (iii) the value of such options and awards, to the extent determined by the Stock Option Committee, will be cashed out on the basis of the highest price paid (or offered) during the preceding 60-day period, as determined by the Stock Option Committee. The Change of Control and Potential Change of Control provisions may serve as a disincentive or impediment to a prospective acquirer of the Company and, therefore, may adversely affect the market price of the common stock of the Company.

         o Amendment of the Plan. The Plan may be amended from time to time by majority vote of the Board of Directors provided as such amendment may affect outstanding options without the consent of an option holder nor may the plan be amended to increase the number of shares of common stock subject to the Plan without stockholder approval.

Information Concerning the Plan and Other Company Equity Compensation Plans

         As of March 12, 2002, options to purchase 472,711 shares of the Company's common Stock were outstanding under the Plan. Through that date, stock awards and options to purchase 139,926 shares had been exercised, options to purchase 49,287 shares had expired or been canceled, and 387,363 options to purchase shares remained available for grant under the Plan.

         The following table sets forth information concerning the number of Company securities which may be issued under all of the Company's equity compensation plans existing on November 30, 2001:

-----------------------------------------------------------------------------------------------------------------------
                                       Equity Compensation Plan Information
-----------------------------------------------------------------------------------------------------------------------
                                            (a)                          (b)                          (c)
------------------------------- ----------------------------- -------------------------- ------------------------------

                                                                                           Number of securities
                                                                                           remaining available for
                                Number of securities to be      Weighted-average           future issuance under equity
                                issued upon exercise of         exercise price of          compensation plans
                                outstanding options,            outstanding options,       (excluding securities
Plan Category                   warrants and rights             warrants and rights        reflected in column (a))
------------------------------- ----------------------------- -------------------------- ------------------------------
Equity compensation plans
approved by shareholders               1,671,939                     $3.25                         389,485
------------------------------- ----------------------------- -------------------------- ------------------------------
Equity compensation plans not
approved by shareholders                 105,000                     $3.27                               0
------------------------------- ----------------------------- -------------------------- ------------------------------
TOTAL                                 1,776, 939                     $3.25                         389,485
------------------------------- ----------------------------- -------------------------- ------------------------------

         Additional information concerning the Company's equity compensation plans and other outstanding warrants is set forth in Note 13 to the Notes to consolidated financial statements of the Company filed as part of the Company's Form 10-K Report for the year ended November 30, 2001 and is included in the Annual Report to Stockholders that accompanies this Proxy Statement.

Plan Amendment

         As noted above, there are presently 387,363 shares of Common Stock authorized for purposes of granting Awards under the Plan. The Board of Directors believes that having the ability to grant additional Awards under the Plan will enable the Company to attract, retain and motivate key employees and certain third parties. The Plan Amendment, if approved by shareholders, will increase the number of shares of Common Stock available under the Plan by 1,000,000.

         The text of the Plan Amendment is set forth in full on Exhibit A to this Proxy Statement, and the foregoing description is qualified in its entirety by reference to Exhibit A.

Certain Federal Income Tax Matters

         The tax consequences with respect to Awards are quite complex and subject to change. Thus, the following discussion is general in nature and does not purport to be complete. We recommend that each eligible participant contact his, her or its advisor as to the potential tax consequence for them. Generally, options granted under the Plan will not result in the recognition of income by the recipient at the time of the grant. However, upon the exercise of an option, the recipient will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the Stock purchased upon such exercise, and the Company will generally be entitled to a deduction of a like amount. Recipients of restricted stock and deferred stock will not ordinarily recognize income upon receipt of the Award absent an election under the Code to recognize income upon the date of grant. Income will be recognized in an amount equal to the difference between the purchase price of the stock and the fair market value of the stock on the date of vesting (or grant, if the above-referenced election has been made) , and the Company will generally be entitled to a deduction of a like amount.

Stockholder Vote Required

         The affirmative vote of a majority of the shares present in person and by proxy and voting at the meeting is required for the ratification of the Plan Amendment.

         The Board of Directors recommends a vote FOR ratification of the Plan Amendment.

                                 PROPOSAL NO. 4
              TO RATIFY THE SELECTION OF AMPER, POLITZINER & MATTIA
                   AS INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         The Audit Committee of the Board of Directors has recommended that Amper, Politziner & Mattia be retained as the Company's independent certified public accountants for the fiscal year ending November 30, 2002. Although this recommendation is not required to be submitted to a vote of stockholders, the Board of Directors believes it appropriate as a matter of policy that this recommendation be submitted for ratification at the Company's annual meeting. In the event the stockholders do not ratify the retention of Amper, Politziner & Mattia, the selection of other independent auditors will be considered by the Audit Committee. See "Relationship with Independent Certified Public Accountants."

Stockholder Vote Required

         The affirmative vote of the holders of a majority of the shares present in person and by proxy and voting at the Meeting is required for ratification of the selection of independent certified public accountants.

         The Board of Directors recommends a vote FOR ratification of the selection of Amper, Politziner & Mattia.


                        VOTING SECURITIES AND RECORD DATE

         Holders of Common Stock of the Company of record at the close of business on April 8, 2002 are entitled to notice and to vote at the Meeting. At the close of business on March 12, 2002 the Company had 14,915,985 shares of Common Stock outstanding, each of which entitled the holder thereof to one vote.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth, as of March 12, 2002, the number and percentage of shares of Common Stock of the Company, owned of record and beneficially, by each person known by the Company to own 5% or more of such stock, each director of the Company and by all executive officers and directors of the Company, as a group:

                                     Approximate               Approximate
                                      Number of                Percent of
Name                                   Shares (1)               Class (2)
----                                   ----------               ---------
Michael W. Cox                        1,616,446(3)                 11%

Jane A. Murray                          136,001(4)                 <1%

Bruce F. Wesson                       3,033,638(5)                 20%

Robert A. Burns                          68,958(6)                 <1%

Richard I. Levin, M.D.                  197,786(7)                  1%

David Feldman                            10,000(8)                 <1%

Herbert H. Sommer                        32,000(9)                 <1%

A. Bruce Campbell, M.D.                  10,000(10)                <1%

Galen Partners III, L.P.              3,033,638(11)                20%

Officers and
Directors as a
Group (11 Persons)                    5,436,072(12)                33%
------------
(1) Information with respect to beneficial ownership is based upon information furnished by each stockholder or contained in filings made with the Securities and Exchange Commission. Unless otherwise indicated, beneficial ownership includes both sole investment and voting power.

(2) Based upon 14,415,985 shares of Common Stock outstanding as of March 12, 2002 and, with respect to each stockholder, the number of shares which would be outstanding upon the exercise by such stockholder of outstanding rights to acquire stock, either upon exercise of outstanding options, warrants or conversion of other securities.

(3) Includes 315,500 shares which may be obtained upon the exercise of outstanding options. Does not include 25,000 shares owned or 109,008 shares which may be acquired by Teri Kraf, who also serves as an executive officer of the Company.

(4) Consists of 136,000 shares which may be acquired upon the excuse of outstanding stock options. Does not include 10,700 shares owned or 147,375 shares which may be acquired by John Siegal, who also serves as an executive officer of the Company.

(5) Mr. Wesson is a General Partner of Galen Partners, as well as various entities formed by Galen Partners to manage investment funds. Accordingly, his ownership includes the shares Galen Partners III L.P. beneficially owns. See Note (11), infra. Mr. Wesson personally owns 7,617 shares of the Company's Common Stock and warrants to purchase 38,333 shares, which are included in Galen Partners III ownership set forth in the above table.

(6) Includes 30,000 shares which may be obtained upon the exercise of outstanding warrants.

(7) Includes 235,500 shares which may be obtained upon the exercise of outstanding options.

(8) Consists of 10,000 shares which may be obtained upon the exercise of outstanding warrants.

(9) Includes 15,000 shares which may be obtained upon the exercise of outstanding warrants.

(10) Consists of 10,000 shares which may be obtained upon the exercise of outstanding options.

(11) Includes 2,811,192 shares owned by Galen Partners III, L.P. and two other private funds which are managed jointly with Galen Partners III L.P. (collectively the "Galen Funds"), and 1,019,259 shares which may be acquired by the Galen Funds and persons managing the Galen Funds upon the exercise of outstanding warrants.

(12) Includes a total of 2,018,783 shares which may be obtained by officers and directors upon the exercise of outstanding options or warrants, as well as the shares beneficially owned by Galen Partners III.

         The business address of Messrs. Cox, Burns and Levin and Ms. Murray is 100 Metro Park South, Laurence Harbor, New Jersey 08878. Mr. Campbell's business address is 302 W. Main Street, Suite 208, Avon, Connecticut 06001. Mr. Feldman's business address is 466 Lexington Avenue, New York, New York 10017. Galen Partners III, L.P. address is 610 Fifth Avenue - 5th Floor, Rockefeller Center, New York, New York 10020, which is also Mr. Wesson's business address. Mr. Sommer's business address is Sommer & Schneider LLP, 595 Stewart Avenue, Suite 710, Garden City, New York 11530.

                      COMPLIANCE WITH SECTION 16(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and persons who own more than ten-percent of a registered class of the Company's equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

         To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended November 30, 2001 all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with, except that Robert Burns filed two Form 4 reports late.


            INFORMATION CONCERNING BOARD OF DIRECTORS AND COMMITTEES

General

         During Fiscal 2001, the Company paid no director's fees. All directors are reimbursed for travel and other expenses relating to attendance at board meetings. Directors who are employee officers of the Company receive no additional compensation for service on the board. During Fiscal 2001, the Board of Directors met informally and took required corporate action by consent.

         The Board of Directors established an Audit Committee by resolution dated February 20, 1998 and its charter was reviewed and amended June 7, 2000. The Audit Committee presently consists of three members, Messrs. Burns, Feldman and Campbell. The primary purposes of the Audit Committee will be (i) to review the scope of the audit to be performed; (ii) to meet with the Company's independent certified public accountants to review the results of the audit;
(iii) to review with the Company's independent certified public accountants the Company's internal auditing proceedings and controls; (iv) to make recommendations regarding the selection of the Company's independent certified public accountants; and (v) to review the Company's quarterly financial statements prior to public issuance.

         In the absence of a compensation, stock option or special committee comprised of a majority of independent directors, the Audit Committee will review any transaction of the Company in which a director or officer has a material interest.

Executive Evaluation and Compensation Committee

         The Board of Directors established an Executive Evaluation and Compensation Committee pursuant to a written charter on December 6, 2001. The Committee's members are Bruce F. Wesson, Chairman, David Feldman and Herbert H. Sommer, each of whom are non-employee directors. In addition to providing the Board with recommendations for the policy and process for executive evaluation and compensation review, the Board delegated the authority of the several Stock Option Committees, in order to unify compensation issues under one committee.

                             EXECUTIVE COMPENSATION

         The following table sets forth certain summary information regarding the compensation of the Company's Chief Executive Officer and each of its other executive officers who were serving in such capacity on November 30, 2001 whose total salary and bonus for the fiscal year ended November 30, 2001 exceeded $100,000:

                                                           Other
                        Year                               Annual      Restricted                            All Other
Name and Principal      Ended                              Compen-     Stock          Options/   LTIP        Compen-
Position                Nov. 30       Salary     Bonus     sation      Awards         SARs       Payouts     sation
------------------      -------       ------     -----     ------      ----------     --------   -------     ----------
Michael W. Cox          2001         $250,000    $ -0-      $ -0-        -0-          0/0        $ -0-       $ -0-
President, Chief        2000          140,400      -0-        -0-        -0-          0/0          -0-         -0-
Executive Officer       1999          140,400      -0-        -0-        -0-          0/0          -0-         -0-

Jane A. Murray          2001         $150,000    $8,750     $ -0-        -0-       65,000/0      $ -0-       $ -0-
Exec. V.P. DM           2000          115,418    26,250       -0-        -0-       25,000/0        -0-         -0-
Operations-IHMC         1999          102,000      -0-        -0-        -0-          0/0          -0-         -0-

Gary A. Levin,          2001         $205,000   $69,332      $-0-        -0-          0/0        $ -0-       $ -0-
MD, PhD.,               2000           78,752      -0-        -0-        -0-      160,000/0        -0-         -0-
Executive V.P.          1999              -0-      -0-        -0-        -0-          0/0          -0-         -0-
Sales - IHMC (1)

Richard I. Levin,       2001          $94,260    $ -0-     $72,000       -0-          0/0        $ -0-       $ -0-
MD,V.P., Medical        2000           94,260      -0-      72,000       -0-          0/0          -0-         -0-
Director (2)            1999           94,260      -0-      66,000       -0-          0/0          -0-         -0-
-----------------------

(1) Dr. Gary Levin ceased being an executive officer and left the employ of the Company and its subsidiaries effective November 30, 2001.

(2) Dr. Richard Levin ceased being an executive officer, effective January 1, 2001 and will continue as a Director and Consultant.

Stock Option Plans

         On February 3, 1986, the Company's Board of Directors adopted the 1986 Incentive Stock Option Plan" (the "1986 Plan"). The 1986 Plan was approved by the Company's shareholders in April, 1986. In December, 1986, the 1986 Plan was amended to authorize the issuance of non-qualifying stock options ("Non-Qualifying Options") with a maximum exercise period of ten years and to bring the administration of outstanding Non-Qualifying Options within the 1986 Plan.

         Pursuant to the 1986 Plan, 700,000 shares of the Company's Common Stock were reserved for issuance upon exercise of options. Options are granted by an independent committee appointed by the Board of Directors of the Company and no member of such committee is eligible to receive any options under the 1986 Plan. Options permit the grantees to purchase shares of the Company's Common Stock at a price equal to at least 100% of the market value of the stock at the date of grant. The Options are exercisable for a period of up to five years from the date of the grant, in the case of Incentive Stock Options and ten years in the case of Non-Qualifying Stock Options, are non-transferable and are not exercisable after 3 months if the employee leaves the Company's employ.

         As of November 30, 2001, all options to purchase shares of Common Stock available had been granted under the 1986 Plan.

         In September, 1990, the Board of Directors adopted the 1990 Employee Stock Incentive Plan (the "1990 Plan"). The 1990 Plan was approved by the Company's stockholders at the Company's Annual meeting in November, 1990. Pursuant to the 1990 Plan eligible participants of the Company, its subsidiaries and affiliates may receive, until September 25, 2000, stock options, stock appreciation rights, restricted stock or deferred stock awards for up to 1,000,000 shares of the Company's Common Stock.

         Pursuant to the 1990 Plan, an independent committee, in its discretion, determines those directors of the Company to be granted Director Stock Options and those officers and other key employees of the Company, its subsidiaries and affiliates to be granted Employee Stock Options, Stock Appreciation Rights, Restricted Stock Awards or Deferred Stock Awards or a combination, thereof; the type of grants to be made; the number of shares subject to such grants; the terms and conditions of the awards, including restrictions on Director Stock Options, Employee Stock Options or other awards and/or the stock relating thereto based on performance and/or such other factors as the Committee in its sole discretion determines and vesting acceleration features based on performance and/or such other factors as the Committee in its sole discretion determines; and whether, to what extent and under what circumstances stock and other amounts payable with respect to an award may be deferred either automatically or at the participant's election. Grants of options to purchase -0- shares were made under the 1990 Plan during Fiscal 2001.

         As of November 30, 2001, all options to purchase shares of Common Stock available had been granted under the 1990 Plan.

         In March 1997 the Company's Board of Directors adopted the 1997 Equity Incentive Plan (the "1997 Plan"). The 1997 Plan was approved by the Company's stockholders at the Company's Annual meeting in May, 1997. Pursuant to the 1997 Plan eligible participants of the Company, its subsidiaries and affiliates may receive, until July 31, 2007, stock options, stock appreciation rights, restricted stock or deferred stock awards for up to 600,000 shares of the Company's Common Stock. Grants of options to purchase 24,965 shares were made under the 1997 Plan during Fiscal 2001.

         As of November 30, 2001, there were 2,122 options available to be granted under the 1997 Plan.

         In September 1999 the Company's Board of Directors adopted the 1999 Equity Incentive Plan (the "1999 Plan"). The 1999 Plan was approved by the Company's stockholders at the Company's Annual meeting in October 1999. Pursuant to the 1999 Plan eligible participants of the Company, its subsidiaries and affiliates may receive, until August 31, 2009, stock options, stock appreciation rights, restricted stock or deferred stock awards for up to 1,000,000 shares of the Company's Common Stock. Grants of options to purchase 339,000 shares were made under the 1999 Plan during Fiscal 2001.

         As of November 30, 2001, there were options to purchase 387,363 shares of Common Stock available to be granted under the 1999 Plan.

         The following table sets forth as to each executive officer of the Company listed in the Summary Compensation table above concerning certain options granted during the year ended November 30, 2001:

                                                                                               Potential Realizable
                                                                                                 Value at Assumed
                                                                                               Annual Rates of Stock
                                                                                              Price Appreciation for
                                                Individual Grants                                 Option Term (1)
                     ------------------------------------------------------------------------ ------------------------
                                      % of Total
                                     Options/SARs
                                      Granted to    Exercise or   Market Price
                      Options/SARs   Employees in    Base Price    on Date of    Expiration
Name                    Granted       Fiscal Year    Per Share        Grant         Date        5%($)       10%($)
----                    -------       -----------    ---------        -----         ----        -----       ------
Michael W. Cox           0 / 0          0 / N/A        $ N/A          $ N/A          N/A         $ N/A       $ N/A
Jane A. Murray         65,000 / 0      24% / N/A       $9.90          $9.90      10/23/2011    $404,300   $1,025,700
Gary Levin (2)           0 / 0          0 / N/A        $ N/A          $ N/A          N/A         $ N/A       $ N/A
Richard Levin            0 / 0          0 / N/A        $ N/A          $ N/A          N/A         $ N/A       $ N/A
---------

(1) The dollar amounts under these columns are the result of calculations at 5% and 10% rates set by the SEC, and therefore are not intended to forecast possible future appreciation of the Company's stock price. In all cases the appreciation is calculated from the award date to the end of the option term.
(2) Dr. Gary Levin ceased being an executive officer and left the employ of the Company and its subsidiaries effective November 30, 2001.


         The following table sets forth as to each executive officer listed in the Summary Compensation table above certain information concerning the exercise of options during the year ended November 30, 2001 and options outstanding as of such date:

                            Shares                                                            Value of Unexercised
                         Acquired on        Value        Number of Unexercised Options        In-the-Money Options
Name                       Exercise       Realized       Excercisable / Unexercisable     Exercisable / Unexercisable
----                       --------       --------       ----------------------------     ---------------------------
Michael W. Cox             171,412       $1,313,736               315,500 / 0                   $2,420,845 / $ 0
Jane A. Murray              13,000        $ 120,030             71,001 / 65,000                $362,956 / $70,850
Gary Levin (1)                   0           $ 0               58,333 / 101,667               $174,416 / $303,984
Richard Levin               35,912        $ 206,224               235,500 / 0                   $1,891,645 / $ 0
--------------------

(1) Dr. Gary Levin ceased being an executive officer and left the employ of the Company and its subsidiaries effective November 30, 2001.

Board Report on Executive Compensation

         The Board of Directors did not, during Fiscal 2001, have a compensation or similar committee. Accordingly, the full Board of Directors is responsible for determining and implementing the compensation policies of the Company.

         The Board's executive compensation policies are designed to offer competitive compensation opportunities for all executives which are based on personal performances, individual initiative and achievement, as well as assisting the Company in attracting and retaining qualified executives. The Board also endorses the position that stock ownership by management and stock-based compensation arrangements are beneficial in aligning management's and stockholders' interests in the enhancement of stockholder value. Future policies concerning executive compensation will be set by the Board after consideration of the findings of the newly formed Executive Evaluation and Compensation Committee of the Board.

         Compensation paid to the Company's executive officers generally consists of the following elements: base salary, annual bonus and long-term compensation in the form of stock options and matching contributions under the 401(k) Savings Plan. Compensation levels for executive officers of the Company was determined by a consideration of each officer's initiative and contribution to overall corporate performance and the officer's managerial abilities and performance in any special projects that the officer may have undertaken. Competitive base salaries that reflect the individual's level of responsibility are important elements of the Company's executive compensation philosophy. Subjective considerations of individual performance are considered in establishing annual bonuses and other incentive compensation. In addition, the Board considers the Company's financial position and cash flow in making compensation decisions.

         The Company has certain broad-based employee benefit plans in which all employees, including the named executives, are permitted to participate on the same terms and conditions relating to eligibility and subject to the same limitations on amounts that may be contributed. In 2001, the Company also made matching contributions to the 401(k) Savings Plan for those participants.

Employment Agreement

         In reviewing Mr. Cox's performance in 1998 and determining appropriate compensation, the Board, acting through an ad hoc committee of independent directors consisting of Mr. Burns and Howard Waltman, who served as the Company's Chairman until March 1999, took the following into consideration:

         Mr. Cox was the principal force behind the Company's continuing efforts to market and sell its ohms|cad system. In addition, Mr. Cox was instrumental in obtaining a $2,000,000 private placement in the beginning of Fiscal 1999, the restructuring of a portion of the Notes issued as part of the placement into equity and raising an additional $2,200,000 of equity financing at the end of Fiscal 1999. Upon the recommendation of Messrs. Burns and Waltman, Mr. Cox' amended employment agreement provides for significant cash and equity incentives based upon the Company's growth and performance.

         In recognition of these accomplishments, Mr. Cox base salary was increased to $140,000 per year from $110,000 per year in March 1998. The ad hoc committee believed this base level to be more in line with compensation paid to the chief executive officers in companies similar to the Company and recommended that other performance based compensation be given consideration. In December 1998, the Company and Michael W. Cox amended and extended Mr. Cox's employment agreement, which was entered into in June 1995, replacing discretionary bonuses with performance based compensation. The agreement was extended to end November 30, 2000 and provides for an initial base salary of $140,000 and increases based upon the Company managing a certain number of lives using the Company's disease management system as follows:

                                                      Annual Rate of
         Number of Lives                                 Base Salary
         ---------------                                 -----------
              400,000                                     $180,000
              500,000                                     $200,000
              640,000                                     $250,000

         The amended agreement also provides for cash bonuses based upon net earnings before taxes, other contingent compensation arrangements and non-recurring losses. Mr. Cox was granted 200,000 options in Fiscal 1999 under the amended agreement of which 100,000 are vested and 50,000 vest on each anniversary of the grant. During January 2001 Mr. Cox achieved all the targets above and his salary was increased to $250,000.

         Mr. Cox's agreement is automatically renewed for successive two year terms, unless either party notifies the other in writing of its intention not to renew at least 120 days prior to the end of the term. The financial terms upon which Mr. Cox' employment will continue will be considered by the Executive Evaluation and Compensation Committee of the Board.

Consulting Agreement

         In December 2001, the Company entered into a consulting agreement with Dr. Richard Levin, the Company's former Vice President and Medical Director. Pursuant to the agreement, Dr. Levin will serve as Chairman of the Medical/Clinical Development Committee and as Medical Spokesman for the Company, devoting such time and attention to the Company as he and the Company deem appropriate. In exchange for these services, Mr. Levin receives annual compensation of $125,000 per year commencing January 1, 2002.

Certain Relationships and Related Transactions

         On January 8, 2001, the company accepted a promissory note in the amount of $91,059 from Mr. Cox in connection with the exercise of stock options which were due to expire on February 1, 2001. The note accrued interest at the rate of 7.5% per annum and was due in January 2002. The principal amount of this note plus accrued interest was paid in full on August 29, 2001.

         During Fiscal 2001, the Company paid Sommer & Schneider LLP $65,500 for legal services. Mr. Sommer, a director of the Company is a partner of Sommer & Schneider LLP.

         It is the Company's policy not to engage in transactions with officers, directors, principal stockholders or affiliates or any of them unless such transactions have been approved by a majority of the disinterested directors and are upon terms no less favorable to the Company than could be obtained from an unaffiliated party in an arm's length transaction. During Fiscal 2001 there were no other transactions between the Company and any officer, director or principal stockholder except as disclosed above and those with respect to executive compensation and stock options.

                               COMPANY PERFORMANCE

         The following graph shows a comparison of cumulative total returns on the common stock of the Company from November 30, 1996 through November 30, 2001 with the cumulative total return on the NASDAQ Stock Market - U.S. and the cumulative total return on a group of NASDAQ Health Services Stocks (SIC Code
80) compiled by the Center for Research in Security Prices at the University of Chicago (the "Peer Group"). The Company did not pay any dividends during this period.

         The graph assumes an investment of $100 in each of the Company, the NASDAQ Stock Market - U.S. and the Peer Group on November 30, 1996. The comparison also assumes that all dividends are reinvested.

                     Comparison of Cumulative Total Returns

Q-med Index Chart for 2002

                       Raw                            Index
          NASDAQ       Health        Qmed       NASDAQ      Health       Qmed
 1996     423.341      513.350      10.125     100.000      100.000     100.000
 1997     530.295      532.471       7.500     125.264      103.725      74.074
 1998     650.095      419.596       3.813     153.563       81.737      37.659
 1999    1118.697      328.154       2.875     264.254       63.924      28.395
 2000     866.931      416.064       6.125     204.783       81.049      60.494
 2001     645.807      504.438       9.990     152.550       98.264      98.667


         The comparisons in this table are required by the Securities and Exchange Commission and are not intended to forecast or be indicative of possible future performance of the Company's Common Stock. The stock price performance graph shall not be deemed to be incorporated into any filing under the Securities Act or the Exchange Act, notwithstanding any general statement contained in any such filing incorporating this proxy statement by reference, except to the extent that the Company specifically incorporates this information by reference.

           RELATIONSHIP WITH INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         The Company's Board of Directors has appointed Amper, Politziner & Mattia, independent certified public accountants to serve as auditors for Fiscal 2002. Amper, Politziner & Mattia audited the Company's financial statements as of and for each of the years ended November 30, 1999, 2000 and 2001.

Fees

         The aggregate fees billed by Amper, Politziner & Mattia for professional services rendered for the audit of the Company's annual financial statements for the Fiscal 2001, and reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for Fiscal 2001, were approximately $45,000 and $9,200 for other professional services. The Company did not pay Amper, Politziner & Mattia for financial information systems or implementation services during Fiscal 2001.

         In making its recommendation to ratify the appointment of Amper, Politziner & Mattia as the Company's independent accountant for Fiscal 2002, the Audit Committee has considered whether the non-audit services provided by Amper, Politziner & Mattia are compatible with maintaining their independence.

         A representative of the firm of Amper, Politziner & Mattia is expected to be present at the meeting and will be available to respond to appropriate questions. They will be given an opportunity to make a statement if they desire to do so.

                             AUDIT COMMITTEE REPORT

         The Audit Committee of the Board reviews the financial reporting process, the system of internal controls, the audit process and the process for monitoring compliance with laws and regulations. Each of the Audit Committee members satisfies the definition of independent director as established in the Nasdaq SmallCap Market Listing Standards. The Board adopted a written charter for the Audit Committee on June 9, 2000, which was attached to last year's proxy statement. The Company operates with a December 1 to November 30 fiscal year. The Audit Committee met four times relating to the 2001 financial statements and fiscal year audit.

         The Audit Committee has reviewed the Company's audited consolidated financial statements and discussed such statements with management. The Audit Committee discussed with Amper, Politziner & Mattia, the Company's independent accountants during the 2001 fiscal year, the matter required to be discussed by Statement of Auditing Standards No. 61 (Communication with Audit and Finance Committees, as amended).

         The Audit Committee received from Amper, Politziner & Mattia the written disclosures required by Independence Standards Board Standard No. 1 and at least one member has discussed with them their independence. Based on the review and discussions noted above, the Audit Committee recommended to the Board that the Company's audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended November 30, 2001, and be filed with the U.S. Securities and Exchange Commission.

         This report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Submitted by:

Audit Committee

         A. Bruce Campbell, Chairman
         Robert Burns
         David Feldman

                                  ANNUAL REPORT

         The Company's annual report for Fiscal 2001 is enclosed herewith.

         A COPY OF THE COMPANY'S FORM 10-K ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, MAY BE OBTAINED WITHOUT CHARGE BY WRITING TO:

                                   Q-MED, INC.
                              100 Metro Park South
                            Laurence Harbor, NJ 08878
                            Attn: Investor Relations


                              STOCKHOLDER PROPOSALS

         Proposals by Stockholders intended to be presented at the next annual meeting to be held in 2003 must be received by the Secretary of the Company by December 23, 2002 in order to be eligible to be included in the proxy statement for that meeting.


                                 OTHER BUSINESS

         There is no matter other than those described above, so far as is known to the management of the Company, at the date of this proxy statement, to be acted on at the meeting. It is intended, however, if other matters come up for action at said meeting or any adjournments thereof, that the persons named in the enclosed form of proxy shall, in accordance with the terms of the proxy, have authority in their discretion to vote shares represented by proxies received by them, in regard to such other matters, as seems to said persons in the best interests of the Company and its stockholders.

                                                Q-MED, INC.



                                                Herbert H. Sommer
                                                Secretary

                                                                       Exhibit A

                FIRST AMENDMENT TO THE 1999 EQUITY INCENTIVE PLAN
                                 OF Q-MED, INC.


         The following is the first amendment to the 1999 Equity Incentive Plan (the "Plan") of Q-Med, Inc. (the "Company"), dated as of May 22, 2002.

         WHEREAS, the following amendment to the Plan (the "Amendment") is deemed to be in the best interest of the Company; and

         WHEREAS, the Amendment has been duly approved unanimously by the Board of Directors at a meeting duly held on March 6, 2002 and by the affirmative vote of the holders of the majority of the Company's stock present or represented and entitled to vote at the Annual Meeting of Shareholders held on May 22, 2002;

         NOW, THEREFORE, in accordance with Section 12 of the Plan, the Plan is hereby amended as follows, effective as of May 22, 2002:

         The first sentence of Section 4 is hereby amended in its entirety to read as follows:

         "The total number of shares of stock reserved and available for distribution under the Plan shall be 2,000,000."

         Except as otherwise amended by this Amendment, the Plan is hereby ratified and approved, and shall continue in full force and effect.

         IN WITNESS WHEREOF, the Company has caused this Amendment to be executed on its behalf by its duly authorized officer as of the date first set forth above.

                                          Q-MED, INC.


                                          By:
                                              ---------------------------------
                                          Name:   Michael W. Cox
                                          Title:  President and
                                                  Chief Executive Officer

Attest:



----------------------------------
Name:  Herbert H. Sommer
Title: Secretary

                                     [FRONT]


                                      PROXY

                                   Q-MED, INC.
                              100 Metro Park South
                        Laurence Harbor, New Jersey 08878

           This Proxy is solicited on behalf of the Board of Directors

         The undersigned hereby appoints Michael W. Cox and Herbert H. Sommer as proxies, each with the power to appoint his substitute, and hereby authorizes them to vote, as designated on the reverse side, all of the shares of common stock of Q-Med, Inc. held of record by the undersigned on April 8, 2002, at the annual meeting of stockholders to be held on May 22, 2002 or any adjournment thereof.

                                     [BACK]

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted FOR Proposal 1 through 4, inclusive.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

1.       ELECTION OF DIRECTORS

Nominees:      Michael W. Cox, Bruce F. Wesson,  Jane A. Murray,  David Feldman,
               Richard I. Levin, M.D., Robert A. Burns, A. Bruce Campbell, M.D., and Herbert H. Sommer

                                FOR                              WITHHELD
                           all nominees                       from all nominees

FOR, except vote withheld from the following nominee(s):


2. To amend the Company's certificate of incorporation to remove the hyphen from the Company's legal name.

                     For [ ]         Against [ ]         Abstain [ ]

3. To ratify an amendment of the Company's 1999 Equity Incentive Plan to increase the number of shares reserved for issuance from 1,000,000 to 2,000,000.

                     For [ ]         Against [ ]         Abstain [ ]

4. To ratify the selection of Amper, Politziner & Mattia to serve as the Company's independent certified public accountants.

                     For [ ]         Against [ ]         Abstain [ ]

5. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

Please sign exactly as name appears hereon. When shares are by joint tenants, both should sign. When signing as attorney, executor, trustee, administrator or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.




-----------------------------------               -----------------------------
          Signature                                            Date


-----------------------------------               -----------------------------
          Signature                                            Date